INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”), dated as of January 30, 2008, by and among Karat Platinum, LLC, a New York limited liability company, with an address at 15 Hoover Street, Inwood, New York 11096 (the “Company”), Sentra Consulting Corp., a Nevada corporation, with an address at 15 Hoover Street, Inwood, New York 11096 (“Sentra”), and Continental Capital, LLC, a New York limited liability company, with an address at 1439 E. 21st Street, Brooklyn, New York 11230 (“Continental”).

WITNESSETH:

WHEREAS, in connection with the issuance of a series of Secured Promissory Notes by the Company to Sentra (the “Sentra Notes”), the Company previously granted and delivered to Sentra a continuing lien on, and first priority security interest in and to, all of the Company's right, title and interest with respect to all of the personal property of the Company on the terms and conditions set forth in the General Security Agreement between the Company and Sentra, dated July 11, 2007, as amended on August 22, 2007 (the “Sentra Security Agreement”);

WHEREAS, in connection with the issuance of a Secured Promissory Note by the Company to Continental (the “Continental Note”), the Company will be granting and delivering to Continental a continuing lien on and first priority security interest in and to the inventory of the Company (the “Inventory”) in accordance with the terms and conditions of the Security Agreement, dated as of the date hereof, between the Company and Continental (the “Continental Security Agreement”);

WHEREAS, the Sentra Notes and the Continental Note are sometimes hereinafter referred together as the “Secured Promissory Notes”;

WHEREAS, Sentra and Continental (collectively, the “Secured Creditors”) desire to enter into this Agreement in order to set forth their agreement and understanding with respect to the enforcement of their respective rights pertaining to their respective promissory notes and their respective security interests in the Inventory (the “Security Interests”).

  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Ownership Interest in the Inventory. Sentra agrees to subordinate its first priority security interest in and to the Inventory for the benefit of Continental. Notwithstanding anything contained herein to the contrary, the Investors expressly agree and acknowledge that Sentra shall retain its current perfected continuing lien and first priority security interest in all of the other assets and personal property of the Company, in accordance with and pursuant to the Sentra Security Agreement.

2.  Action for Foreclosure. Continental agrees and acknowledges that the initiation, or threat of initiation, of any notification, claim, action or proceeding regarding an Event of Default (as such term is defined in the Continental Note) or with respect to the foreclosure of its Security Interest shall require 10 days’ prior written notice to Sentra.

3.  No Representation or Warranty Relating to the Secured Promissory Notes. Neither of the Secured Creditors has made any warranty or representation to the other, expressed or implied, with respect to the Secured Promissory Notes, the adequacy of security for such Secured Promissory Notes, the existing or future solvency or financial worth of the Company, or the ability of the Company to repay the Secured Promissory Notes. The Secured Creditors do not assume any liability to each other.

4.  Distribution of Sale or Refinance Proceeds.

4.1. If there is an Event of Default (as defined in any of the Secured Promissory Notes) and as a result thereof in accordance with the terms and provisions of their respective security agreements and this Agreement, the Secured Creditors shall be entitled to the proceeds of a sale of the Inventory, the net proceeds shall be distributed in the following order of priority among the Investors:

(a) First, repayment to Continental of all outstanding principal and accrued interest due in accordance with the Continental Note until such promissory note has been repaid in full; and

(b)  Second, the balance if any, to Sentra of all outstanding principal and accrued interest thereon, due in accordance with the Sentra Notes.

4.2. The priorities of allocation set forth in Section 4.1 shall apply in all circumstances, including with respect to any distribution made in any case or proceeding under Title 11 of United States Code or any other proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation.

4.3. If any Secured Creditor (an "Excess Party") shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) as a result of the realization, sale or other remedial disposition of, or foreclosure on, the Inventory or any repayment under any of the Secured Promissory Notes in excess of the amount it is then entitled to receive under the terms of this Agreement or under its respective Secured Promissory Note, such Excess Party shall hold such amount in trust for the ratable benefit of the other Secured Creditors in accordance with the terms of this Agreement.

4.4 Notwithstanding anything contained herein to the contrary, Continental agrees that subsequent to the date hereof the Company can grant third parties additional first priority security interests in the Inventory and said parties shall share pari passu with Continental in the distributions upon a sale of the Inventory upon an Event of Default, provided, that (i) each new secured creditor shall agree to be bound by this Agreement, in writing, in form and substance satisfactory to Continental, (ii) copies of all promissory notes, security agreements and other loan agreements are submitted to Continental for its prior approval, which approval shall not be unreasonably withheld, and shall be deemed automatically granted in the event Continental does not respond within 5 business days after such submission, and (iii) the sum of all such loans secured by the Inventory of the Company shall not exceed $1,600,000, in the aggregate.

5.  Miscellaneous.

5.1. Authorization. Each of the Secured Creditors warrants and represents that it is duly authorized to execute this Agreement and comply with its obligations hereunder.

5.2. Survival. The representations, warranties, covenants and agreements made herein shall survive the execution of this Agreement.

5.3. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by a Secured Creditor without the prior written consent of the other parties. Any instrument purporting to make an assignment in violation of this Section 5.3 shall be void.

5.4. Benefits of Agreement. This Agreement and all obligations hereunder shall be binding upon the respective successors and permissible assigns of the parties hereto.

5.5. Entire Agreement. This Agreement, the Sentra Notes, the Sentra Security Agreement, the Continental Note and the Continental Security Agreement together constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

5.6. Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.7. Further Assurances. Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the other parties hereto to effectuate the purposes of this Agreement.

5.8. Amendment and Waiver. This Agreement may be amended, modified or waived only with the prior written consent of each of the parties.

5.9. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach, default or noncompliance under this Agreement, or any waiver on such party's part of any provisions or conditions therein and must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies shall be cumulative and not alternative.

5.10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Any notice herein required or permitted to be given shall be given by depositing the same in the United States first class mail, postage prepaid, or hand delivered or transmitted by facsimile, in any case with a copy sent by overnight courier service, and addressed to the parties at the respective address set forth on the signature page hereto, or, to such other place or places as any of the parties shall designate by written notice to the other parties.

5.11. Titles and Pronouns. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

5.12. Counterparts. This Agreement may be executed in any number of counterparts (facsimile or otherwise), each of which shall be an original, but all of which together shall constitute one instrument.

5.13. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York (without giving effect to conflict of laws principles).

5.14. Construction and Joint Preparation. This Agreement shall be construed to effectuate the mutual intent of the parties. The parties and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Agreement shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement. The headings contained in this Agreement are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

5.15 Consent to Jurisdiction and Service of Process. Each of the parties hereby irrevocably and unconditionally submits to the jurisdiction of the courts of the State of New York and of the Federal courts sitting in the State of New York in any action or proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based in contract, tort, equity or any other theory). Each of the parties agrees that all actions or proceedings arising out of or relating to this agreement must be litigated exclusively in any such State or, to the extent permitted by law, Federal court that sits in the County of New York, and accordingly, each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court. Each party further irrevocably consents to service of process in the manner provided for notices in Section 5.10. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each party waives any right it may have to a trial by jury in any action or proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort, equity or any other theory).

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IN WITNESS WHEREOF, the undersigned have executed this Intercreditor Agreement on the date first set forth above.

SENTRA CONSULTING CORP.

By:	/s/ Gary M. Jacobs
Name: Gary M. Jacobs
Title: Chief Financial Officer

CONTINENTAL CAPITAL, LLC

By:	/s/ Jacob Davidowitz
Name: Jacob Davidowitz
Title: Managing Member

KARAT PLATINUM, LLC

By:	/s/ Gary M. Jacobs
Name: Gary M. Jacobs
Title: Chief Financial Officer